SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2014

Southern States Sign Company
(Exact name of small business issuer as specified in its charter)

Nevada	26-3014345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Viale Bruno Buozzi 83, Rome, Italy
(Address of principal executive offices)

39.06.80692582
(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 31, 2014, Southern States Sign Company (the “Company”) filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the U.S. Securities and Exchange Commission disclosing that it was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”) within the prescribed time period without unreasonable effort or expense.  The filing of the Form 12b-25 effectively extended the due date for the Form 10-K to April 15, 2014. The Company’s new accountant has notified the Company that each Italian subsidiaries’ financial statements be approved by the respective boards of directors prior to the issuing of its audit report on the Company. As a result, the Company will not be able to file the Form 10-K on April 15, 2014 and anticipates filing by or around June 15, 2014. As a result of the delay in filing the Form 10-K, the Company may not be able to file its quarterly report on Form 10-Q for the period ending March 31, 2014 by May 15, 2014 and anticipates filing after the filing of the Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern States Sign Company

By: /s/ Sergio Schisani
Sergio Schisani
Chief Executive Officer

Dated: April 15, 2014